Exhibit 21
UNITED RENTALS, INC. & SUBSIDIARIES
The entities that are indented are subsidiaries of the entity under which they are indented. Except as otherwise indicated, 100 percent of the voting equity of each of the subsidiaries listed below is owned by its parent.

Name of Company	Jurisdiction of Incorporation

UNITED RENTALS, INC. (f/k/a United Rentals Holdings, Inc.)	Delaware

A. United Rentals (North America), Inc. (f/k/a UR Merger Sub Corporation)	Delaware

1. United Rentals Highway Technologies Gulf, LLC (f/k/a United Rentals Highway Technologies Gulf, Inc.)	Delaware

(a) 1562774 B.C. Unlimited Liability Company	British Columbia

(1) 2753657 Alberta ULC	Alberta

a. United Rentals of Canada, Inc.	Ontario

2. United Rentals (Delaware), Inc.	Delaware

3. United Rentals Realty, LLC (United Rentals (North America), Inc. is the sole member and United Rentals, Inc. is the manager)	Delaware

4. United Rentals Receivables LLC II (United Rentals (North America), Inc. is the sole member and United Rentals, Inc. is the manager)	Delaware

5. United Rentals International B.V.	Netherlands

(a) United Rentals UK Limited	United Kingdom

(b) United Rentals S.A.S.	France

(c) United Rentals B.V.	Netherlands

(1) Interlas Welding Solutions B.V.	Netherlands

(2) EQIN Industrial B.V.	Netherlands

(d) United Rentals GmbH	Germany

(e) United Rentals Belgium BV	Belgium

6. United Rentals PR, Inc.	Puerto Rico

7. UR Merger Sub VII Corporation	Delaware

8. Clean Restroom Rentals, Inc.	Massachusetts

(a) Clean Restroom Rentals of Florida, Inc.	Florida

9. United Rentals U.S. Australasia Holdings, Inc	Delaware

(a) United Rentals Asia Pacific Holdings Pty Ltd	Australia

(1) United Rentals Australia Pty Ltd (d/b/a Royal Wolf Australia, a United Rentals Company)	Australia

a. Shore Hire Group Pty Ltd	Australia

(i) Shore Hire Holdings Pty Ltd	Australia

(ii) Shore Hire Pty Ltd	Australia

(iii) Shore Assets Pty Ltd	Australia

(iv) Shore Sales Pty Ltd	Australia

(v) Shore Train Pty Ltd	Australia

(2) United Rentals New Zealand (d/b/a Royal Wolf New Zealand, a United Rentals Company)	New Zealand

B. Harbor Point Insurance Company	Connecticut